Notice to Shareowners of Pioneer Asset Allocation Trust

In the combined annual report for Pioneer Solutions - Conservative Fund, Pioneer Solutions - Balanced Fund and Pioneer Solutions Growth Fund dated July 31, 2017, which was recently mailed to shareowners, the following shareholder meeting results were inadvertently omitted from the Notes to Financial Statements.

Results of Shareholder Meeting

At a special meeting held on June 13, 2017, shareholders of each Fund were asked to consider the proposals described below. A report of the total votes cast by each Fund's shareholders (or, with respect to Proposal 2, by shareholders of Pioneer Asset Allocation Trust, as noted below) follows:

Pioneer Solutions - Conservative Fund:

                        For             Against       Abstain        Broker Non-Votes
--------------------------------------------------------------------------------------
Proposal 1 - To         2,376,124.917   2,909.947     198,193.797    752,324.193
approve a New
Management
Agreement with
Amundi
Pioneer Asset
Management, Inc.
(the Adviser)
--------------------------------------------------------------------------------------

Pioneer Solutions - Balanced Fund:

                        For             Against       Abstain        Broker Non-Votes
--------------------------------------------------------------------------------------
Proposal 1 - To         6,331,283.651   64,933.760    240,474.111    1,991,999.300
approve a New
Management
Agreement with
the Adviser
--------------------------------------------------------------------------------------

Pioneer Solutions - Growth Fund:

                        For             Against       Abstain        Broker Non-Votes
--------------------------------------------------------------------------------------
Proposal 1 - To         11,803,432.895  251,064.342   777,850.633    2,988,198.100
approve a New
Management
Agreement with
the Adviser
--------------------------------------------------------------------------------------

                                        For                      Withhold
--------------------------------------------------------------------------------------
Proposal 2 - To elect Trustees*
--------------------------------------------------------------------------------------
David R. Bock                           27,128,454.675           650,334.971
--------------------------------------------------------------------------------------
Benjamin M. Friedman                    27,157,375.474           621,414.172
--------------------------------------------------------------------------------------
Margaret B.W. Graham                    27,199,458.917           579,330.729
--------------------------------------------------------------------------------------
Lisa M. Jones                           27,156,666.170           622,123.476
--------------------------------------------------------------------------------------
Lorraine H. Monchak                     27,163,981.639           614,808.007
--------------------------------------------------------------------------------------
Thomas J. Perna                         27,188,399.518           590,390.128
--------------------------------------------------------------------------------------
Marguerite A. Piret                     27,145,820.636           632,969.010
--------------------------------------------------------------------------------------
Fred J. Ricciardi                       27,181,298.954           597,490.692
--------------------------------------------------------------------------------------
Kenneth J. Taubes                       27,212,288.440           566,501.206
--------------------------------------------------------------------------------------
*    Proposal 2 was voted on and approved by all series of Pioneer Asset
     Allocation Trust. Results reported above reflect the combined votes of all series of the Trust.

We apologize for this omission and any inconvenience that it may have caused.

If you have any questions regarding this matter, please feel free to contact our Client Services Department at 1-800-225-6292 from Monday through Friday, 8 a.m. to 7 p.m. EST.

Before investing, consider the Fund's investment objectives, risks, charges and expenses. Contact your advisor or Amundi Pioneer for a prospectus containing this information. Read it carefully.

Securities offered through Amundi Pioneer Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(c) 2017 Amundi Pioneer Asset Management 30594-00-1017





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